UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 20, 2011

Warner Music Group Corp.

(Exact name of Co-Registrant as specified in its charter)

Delaware	001-32502	13-4271875
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

75 Rockefeller Plaza, New York, New York	10019
(Address of principal executive offices)	(Zip Code)

Co-Registrant’s telephone number, including area code: (212) 275-2000

WMG Acquisition Corp.

(Exact name of Co-Registrant as specified in its charter)

Delaware	333-121322	68-0576630
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

75 Rockefeller Plaza, New York, New York	10019
(Address of principal executive offices)	(Zip Code)

Co-Registrant’s telephone number, including area code: (212) 275-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the

Co-Registrants under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note

Pursuant to that certain Agreement and Plan of Merger, dated as of May 6, 2011 (the “Merger Agreement”), by and among Warner Music Group Corp., a Delaware corporation (the “Company”), Airplanes Music LLC, a Delaware limited liability company (“Parent”) and an affiliate of Access Industries, Inc., a privately held, U.S.-based industrial group with long-term holdings worldwide (“Access”) and Airplanes Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Sub”), on July 20, 2011 (the “Closing Date”), Merger Sub merged with and into the Company with the Company surviving as a wholly-owned subsidiary of Parent (the “Merger”).

Pursuant to the terms of the Merger Agreement, on the Closing Date, each outstanding share of common stock of the Company (other than any shares owned by the Company or its wholly-owned subsidiaries, or by Parent and its affiliates, or by any stockholders who are entitled to and who properly exercise appraisal rights under Delaware law, and shares of unvested restricted stock granted under the Company’s equity plan) was cancelled and converted automatically into the right to receive $8.25 in cash, without interest and less applicable withholding taxes (collectively, the “Merger Consideration”).

Equity contributions totaling $1,066 million from Access Industries Holdings LLC, together with (i) the proceeds from the sale of (a) $150 million aggregate principal amount of 9.50% Senior Secured Notes due 2016 initially issued by WM Finance Corp. (the “Initial OpCo Issuer”) which was merged (the “OpCo Merger”) with and into WMG Acquisition Corp. (“Warner Music Group”) (the “Secured WMG Notes”), (b) $765 million aggregate principal amount of 11.50% Senior Notes due 2018 initially issued by the Initial OpCo Issuer (the “Unsecured WMG Notes”) and (c) $150 million aggregate principal amount of 13.75% Senior Notes due 2019 initially issued by WM Holdings Finance Corp. (the “Initial Holdings Issuer”) which was merged (the “Holdings Merger”) with and into WMG Holdings Corp. (“Holdings”) (the “Holdings Notes” and together with the Secured WMG Notes and the Unsecured WMG Notes, the “Notes”) and (ii) cash on hand at the Company, were used, among other things, to finance the aggregate Merger Consideration, to make payments in satisfaction of other equity-based interests in the Company under the Merger Agreement, to repay certain of the Company’s existing indebtedness and to pay related transaction fees and expenses. On the Closing Date, the Company also entered into, but did not draw under, a new $60 million revolving credit facility.

In connection with the Merger, the Company also refinanced certain of its existing consolidated indebtedness, including (i) the repurchase and redemption by Holdings of its approximately $258 million in fully accreted principal amount outstanding 9.5% Senior Discount Notes due 2014 (the “Existing Holdings Notes”), and the satisfaction and discharge of the related indenture, and (ii) the repurchase and redemption by Warner Music Group of its $465 million in aggregate principal amount outstanding 7 3/8% Dollar-denominated Senior Subordinated Notes due 2014 and £100 million in aggregate principal amount of its outstanding 8 1/8% Sterling-denominated Senior Subordinated Notes due 2014 (the “Existing Warner Music Group Notes” and together with the Existing Holdings Notes, the “Existing Notes”), and the satisfaction and discharge of the related indenture, and payment of related tender offer or call premiums and accrued interest on the Existing Notes.

Item 1.01. Entry into a Material Definitive Agreement.

Revolving Credit Facility

In connection with the Merger, Warner Music Group entered into a credit agreement (the “Credit Agreement”) for a senior secured revolving credit facility with Credit Suisse AG, as administrative agent, and the other financial institutions and lenders from time to time party thereto (the “Revolving Credit Facility”).

General

Warner Music Group is the borrower (the “Borrower”) under the Revolving Credit Facility. The Revolving Credit Facility provides for a revolving credit facility in the amount of up to $60 million (the “Commitments”) and includes a letter of credit sub-facility. Amounts are available under the Revolving Credit Facility in U.S. dollars. The Revolving Credit Facility permits loans after the Merger for general corporate purposes. The Revolving Credit Facility may also be utilized to issue letters of credit on or after the Closing Date.

The final maturity of the Revolving Credit Facility will be five years from the Closing Date.

Interest Rates and Fees

The loans under the Credit Agreement bear interest at Borrower’s election at a rate equal to (i) the rate for deposits in U.S. dollars in the London interbank market (adjusted for maximum reserves) for the applicable interest period (“LIBOR rate”), plus 4% per annum, or (ii) the base rate, which is the highest of (x) the corporate base rate established by the administrative agent from time to time, (y) the overnight federal funds rate plus 0.5% and (z) the one-month LIBOR rate plus 1.0% per annum, plus, in each case, 3% per annum. The LIBOR rate shall be deemed to be not less than 1.5%.

If there is a payment default at any time, then the interest rate applicable to overdue principal will be the rate otherwise applicable to such loan plus 2.0% per annum. Default interest will also be payable on other overdue amounts at a rate of 2.0% per annum above the amount that would apply to an alternative base rate loan.

The Revolving Credit Facility bears a commitment fee equal to 0.5%, payable quarterly in arrears, based on the utilization of the Revolving Credit Facility. The Revolving Credit Facility bears customary letter of credit fees. Warner Music Group is also required to pay certain upfront fees to lenders and agency fees to the agent under the Revolving Credit Facility, in the amounts and at the times agreed between the relevant parties.

Prepayments

If, at any time, the aggregate amount of outstanding loans (including letters of credit outstanding thereunder) exceeds the Commitments, prepayments of the loans (and after giving effect to such prepayment the cash collateralization of letters of credit) will be required in an amount equal to such excess. The application of proceeds from mandatory prepayments shall not reduce the aggregate amount of then effective commitments under the Facility and amounts prepaid may be reborrowed, subject to then effective commitments under the Facility.

Voluntary reductions of the unutilized portion of the Commitments and prepayments of borrowings under the Revolving Credit Facility are permitted at any time, in minimum principal amounts to be agreed upon, without premium or penalty, subject to reimbursement of the lenders’ redeployment costs actually incurred in the case of a prepayment of LIBOR-based borrowings other than on the last day of the relevant interest period.

Guarantee; Security

Warner Music Group and certain of its domestic subsidiaries entered into a Subsidiary Guaranty, dated as of the Closing Date (the “Subsidiary Guaranty”), pursuant to which all obligations under the Revolving Credit Facility are guaranteed by Warner Music Group’s existing subsidiaries that guarantee the Existing Secured Notes and each other direct and indirect wholly-owned U.S. subsidiary, other than certain excluded subsidiaries.

All obligations of the Borrower and each guarantor are secured by substantially all assets of the Borrower, Holdings and each subsidiary guarantor to the extent required under the security agreement securing the Existing Secured Notes and the Secured WMG Notes, including a perfected pledge of all the equity interests of the Borrower and of any subsidiary guarantor, mortgages on certain real property and certain intellectual property.

Covenants, Representations and Warranties

The Revolving Credit Facility contains customary representations and warranties and customary affirmative and negative covenants. The negative covenants are limited to the following: limitations on dividends on, and redemptions and purchases of, equity interests and other restricted payments, limitations on prepayments, redemptions and repurchases of certain debt, limitations on liens, limitations on loans and investments, limitations on debt, guarantees and hedging arrangements, limitations on mergers, acquisitions and asset sales, limitations on transactions with affiliates, limitations on changes in business conducted by the Borrower and its subsidiaries, limitations on restrictions on ability of subsidiaries to pay dividends or make distributions, limitations on amendments of subordinated debt and unsecured bonds and limitations on capital expenditures. The negative covenants are subject to customary and other specified exceptions.

There are no financial covenants included in the Credit Agreement, other than a springing leverage ratio, which will be tested only when there are loans outstanding under the Revolving Credit Facility in excess of $5 million (excluding letters of credit).

Events of Default

Events of default under the Credit Agreement are limited to nonpayment of principal, interest or other amounts, violation of covenants, incorrectness of representations and warranties in any material respect, cross default and cross acceleration of certain material debt, bankruptcy, material judgments, ERISA events, actual or asserted invalidities of the Credit Agreement, guarantees or security documents and a change of control, in each case subject to customary notice and grace period provisions.

Copies of the Credit Agreement and the Subsidiary Guaranty are attached as Exhibits 10.1 and 10.2 hereto and incorporated herein by reference. The foregoing descriptions of the Credit Agreement and the Subsidiary Guaranty do not purport to be complete and are qualified in their entirety by reference to the full text of such agreements.

Secured WMG Notes Indenture

On the Closing Date, the Initial OpCo Issuer issued $150 million aggregate principal amount of the Secured WMG Notes pursuant to the Indenture, dated as of the Closing Date (as amended and supplemented, the “Secured WMG Notes Indenture”), between the Initial OpCo Issuer and Wells Fargo Bank, National Association as Trustee (the “Trustee”). Warner Music Group assumed all of the Initial OpCo Issuer’s obligations under the terms of the Secured WMG Notes Indenture as a result of the OpCo Merger. Following the completion of the OpCo Merger on the Closing Date, Warner Music Group and certain of its domestic subsidiaries (the “Guarantors”) entered into a Supplemental Indenture, dated as of the Closing Date (the “Secured WMG Notes First Supplemental Indenture”), with the Trustee, pursuant to which (i) Warner Music Group became a party to the Indenture and (ii) each Guarantor became a party to the Secured WMG Notes Indenture and provided an unconditional guarantee on a senior secured basis of the obligations of Warner Music Group under the Secured WMG Notes.

Interest on the Secured WMG Notes is payable in cash. Interest on the Secured WMG Notes is payable on June 15 and December 15 of each year, commencing on December 15, 2011.

Ranking

The Secured WMG Notes are Warner Music Group’s senior secured obligations and are secured on an equal and ratable basis with all future indebtedness secured with the same security arrangements as the Secured WMG Notes. The Secured WMG Notes rank senior in right of payment to Warner Music Group’s subordinated indebtedness, including its existing senior notes; rank equally in right of payment with all of the Company’s future senior indebtedness, including indebtedness under any future senior secured credit facility; and are structurally subordinated in right of payment to all existing and future indebtedness and other liabilities of any of Warner Music Group’s non-guarantor subsidiaries (other than indebtedness and liabilities owed to Warner Music Group or one of its subsidiary guarantors (as such term is defined below)).

Guarantees

The Secured WMG Notes are fully and unconditionally guaranteed on a senior secured basis by each of Warner Music Group’s existing direct or indirect wholly-owned domestic subsidiaries and by any such subsidiaries that guarantee other indebtedness of Warner Music Group in the future. Such subsidiary guarantors are collectively referred to herein as the “subsidiary guarantors,” and such subsidiary guarantees are collectively referred to herein as the “subsidiary guarantees.” Each subsidiary guarantee is a senior secured obligation of such subsidiary guarantor and is secured on an equal and ratable basis with all future obligations of such subsidiary guarantor that are secured with the same security arrangements as the guarantee of the Secured WMG Notes (which would include the subsidiary guarantor’s guarantee of any future senior secured credit facility) by first priority liens, subject to permitted liens, on the collateral owned by such subsidiary guarantor securing any future senior secured credit facility. Each subsidiary guarantee ranks senior in right of payment to all subordinated obligations of the subsidiary guarantor, including the subsidiary guarantor’s guarantee of Warner Music Group’s existing senior subordinated notes; is pari passu in right of payment with all of the subsidiary guarantor’s existing and future senior obligations, including the subsidiary guarantor’s guarantee of any future senior secured credit facility; and is structurally subordinated in right of payment to all existing and future indebtedness and other liabilities of any non-guarantor subsidiary of the subsidiary guarantor (other than indebtedness and liabilities owed to Warner Music Group or one of its subsidiary guarantors). Any subsidiary guarantee of the Secured WMG Notes may be released in certain circumstances. The Secured WMG Notes are not guaranteed by Holdings.

Optional Redemption

Warner Music Group may redeem the Secured WMG Notes, in whole or in part, at any time prior to June 15, 2013, at a price equal to 100% of the principal amount thereof, plus the applicable make-whole premium.

The Secured WMG Notes may also be redeemed, in whole or in part, at any time prior to June 15, 2013, upon the consummation and closing of a Major Music/Media Transaction (as defined in the Indenture), at a redemption price equal to 104.750% of the principal amount of the Secured WMG Notes redeemed plus accrued and unpaid interest and special interest, if any, on the Secured WMG Notes to be redeemed to the applicable redemption date, subject to the right of holders of the Secured WMG Notes on the relevant record date to receive interest due on the relevant interest payment date.

On or after June 15, 2013, Warner Music Group may redeem all or a part of the Secured WMG Notes, at its option, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and special interest, if any, on the Secured WMG Notes to be redeemed to the applicable redemption date, if redeemed during the twelve-month period beginning on June 15 of the years indicated below:

Year	Percentage
2013	104.750%
2014	102.375%
2015 and thereafter	100.000%

In addition, at any time prior to June 15, 2012, Warner Music Group may on any one or more occasions redeem up to 35% of the aggregate principal amount of Secured WMG Notes at a redemption price equal to 109.50% of the principal amount thereof, plus accrued and unpaid interest and special interest, if any, to the date of redemption, subject to the rights of holders of Secured WMG Notes on the relevant record date to receive interest on the relevant interest payment date, with the net cash proceeds of an equity offering by Warner Music Group or a contribution to its common equity capital made with the net cash proceeds of an equity offering by the Warner Music Group’s direct or indirect parent; provided that: (1) at least 50% of the aggregate principal amount of Secured WMG Notes originally issued under the Secured WMG Notes Indenture (excluding Secured WMG Notes held by Warner Music Group and its subsidiaries) remains outstanding immediately after the occurrence of such redemption; and (2) the redemption occurs within 90 days of the date of, and may be conditioned upon, the closing of such equity offering.

Change of Control

Upon the occurrence of a change of control, which is defined in the Secured WMG Notes Indenture, each holder of the Secured WMG Notes has the right to require Warner Music Group to repurchase some or all of such holder’s Secured WMG Notes at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the repurchase date. A change of control includes, among other events, either a sale of Warner Music Group’s Recorded Music business or a sale of its Music Publishing business. A sale of the Warner Music Group’s Recorded Music Business will not constitute a change of control where Warner Music Group has made an offer to redeem all the Secured WMG Notes in connection with such sale.

Covenants

The Secured WMG Notes Indenture contains covenants limiting, among other things, Warner Music Group’s ability and the ability of most of its subsidiaries to: incur additional debt or issue certain preferred shares; pay dividends on or make distributions in respect of its capital stock or make investments or other restricted payments; create restrictions on the ability of its restricted subsidiaries to pay dividends to it or make certain other intercompany transfers; sell certain assets; create liens on certain debt; consolidate, merge, sell or otherwise dispose of all or substantially all of its assets; sell or otherwise dispose of its Music Publishing business; and enter into certain transactions with its affiliates.

Events of Default

The Secured WMG Notes Indenture also provides for events of default which, if any of them occurs, would permit or require the principal of and accrued interest on the Secured WMG Notes to become or to be declared due and payable.

Copies of the Secured WMG Notes Indenture and the Secured WMG Notes First Supplemental Indenture are attached as Exhibits 4.1 and 4.4 hereto and incorporated herein by reference. The foregoing descriptions of the Secured WMG Notes Indenture and the Secured WMG Notes First Supplemental Indenture do not purport to be complete and are qualified in their entirety by reference to the full text of such agreements.

Supplemental Indenture to Existing Secured WMG Notes Indenture

Warner Music Group entered into a supplemental indenture, dated as of the Closing Date (the “Existing Secured WMG Notes Supplemental Indenture”), that supplements the Indenture, dated as of May 28, 2009, among Warner Music Group, the guarantors party thereto and Wells Fargo Bank, National Association, as trustee (such indenture, as amended and supplemented, the “Existing Secured WMG Notes Indenture”) pursuant to which Warner Music Group had previously issued $1,100 million of aggregate principal amount of its 9.50% Senior Secured Notes due 2014 (the “Existing Secured WMG Notes”). Pursuant to the Existing Secured WMG Notes Supplemental Indenture, certain subsidiaries of Warner Music Group that had not previously been parties to the Existing Secured WMG Notes Indenture, agreed to become parties thereto and to unconditionally guarantee, on a senior secured basis, payment of the Existing Secured WMG Notes.

A copy of the Existing Secured WMG Notes Supplemental Indenture is attached as Exhibit 4.7 hereto and incorporated herein by reference. The foregoing description of the Existing Secured WMG Notes Supplemental Indenture does not purport to be complete and is qualified in its entirety by reference to the full text of such agreement.

Unsecured WMG Notes Indenture

On the Closing Date, the Initial OpCo Issuer issued $765 million aggregate principal amount of the Unsecured WMG Notes pursuant to the Indenture, dated as of the Closing Date (as amended and supplemented, the “Unsecured WMG Notes Indenture”), between the Initial OpCo Issuer and Wells Fargo Bank, National Association as Trustee (the “Trustee”). Warner Music Group assumed all of Initial OpCo Issuer’s obligations under the Unsecured WMG Notes Indenture as a result of the OpCo Merger. Following the completion of the OpCo Merger on the Closing Date, Warner Music Group and certain of its domestic subsidiaries (the “Guarantors”) entered into a Supplemental Indenture, dated as of the Closing Date (the “Unsecured WMG Notes First Supplemental Indenture”), with the Trustee, pursuant to which (i) Warner Music Group became a party to the Indenture and (ii) each Guarantor became a party to the Unsecured WMG Notes Indenture and provided an unconditional guarantee of the obligations of Warner Music Group under the Unsecured WMG Notes.

Interest on the Unsecured WMG Notes is payable in cash. Interest on the Unsecured WMG Notes is payable on April 1 and October 1 of each year, commencing on October 1, 2011.

Ranking

The Unsecured WMG Notes and the related guarantees are Warner Music Group’s and the guarantors’ general unsecured senior obligations and rank senior to all their future debt that is expressly subordinated in right of payment to the Unsecured WMG Notes. The Unsecured WMG Notes rank equally with all of Warner Music Group’s existing and future liabilities that are not so subordinated, effectively subordinated to all of Warner Music Group’s and the guarantors’ existing and future secured indebtedness to the extent of the assets securing that indebtedness, including the Secured WMG Notes, indebtedness under the Revolving Credit Facility and the Existing Secured Notes, and are structurally subordinated to all of the liabilities of Warner Music Group’s subsidiaries that do not guarantee the Unsecured WMG Notes, to the extent of the assets of those subsidiaries.

Guarantees

The Unsecured WMG Notes are guaranteed, on a senior unsecured basis, by substantially all of Warner Music Group’s subsidiaries that guarantee the Revolving Credit Facility, Existing Secured Notes and Secured WMG Notes.

Optional Redemption

Warner Music Group may redeem the Unsecured WMG Notes, in whole or in part, at any time prior to October 1, 2014, at a price equal to 100% of the principal amount thereof, plus the applicable make-whole premium.

On or after October 1, 2014, Warner Music Group may redeem all or a part of the Unsecured WMG Notes, at its option, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and special interest, if any, on the Unsecured WMG Notes to be redeemed to the applicable redemption date, if redeemed during the twelve-month period beginning on October 1 of the years indicated below:

Year	Percentage
2014	108.625%
2015	105.750
2016	102.875%
2017 and thereafter	100.000%

In addition, at any time (which may be more than once) before October 1, 2014, Warner Music Group may redeem up to 35% of the aggregate principal amount of the Unsecured WMG Notes with the proceeds of certain equity offerings at a redemption price of 111.50%, plus accrued and unpaid interest and special interest, if any, to the applicable redemption date.

Covenants

The Unsecured WMG Notes Indenture contains covenants that, among other things, limit Warner Music Group’s ability and the ability of most of its subsidiaries to: incur additional debt or issue certain preferred shares; pay dividends on or make distributions in respect of its capital stock or make investments or other restricted payments; create restrictions on the ability of its restricted subsidiaries to pay dividends to Warner Music Group or make certain other intercompany transfers; sell certain assets; create liens on certain debt; consolidate, merge, sell or otherwise dispose of all or substantially all of its assets. Upon the occurrence of certain events constituting a change of control, Warner Music Group is required to make an offer to repurchase all of the Unsecured WMG Notes (unless otherwise redeemed) at a purchase price equal to 101% of their principal amount, plus accrued and unpaid interest and special interest, if any to the repurchase date.

Events of Default

Events of default under the Indenture are limited to: the nonpayment of principal or interest when due, failure to comply with the merger covenant therein, failure to comply with obligation to make a change of control offer (other than a failure to purchase the Unsecured WMG Notes), failure to comply with its other agreements contained in the Unsecured WMG Notes or the Unsecured WMG Notes Indenture, the failure of any subsidiary guarantor with its obligations under its guarantee, failure to pay any indebtedness for borrowed money after final maturity or cross acceleration of material debt, bankruptcy event of default, judgment default or a failure of any guarantee of a significant subsidiary to be in full force and effect.

Copies of the Unsecured WMG Notes Indenture and the Unsecured WMG Notes First Supplemental Indenture are attached as Exhibits 4.2 and 4.5 hereto and incorporated herein by reference. The foregoing descriptions of the Unsecured WMG Notes Indenture and the Unsecured WMG Notes First Supplemental Indenture do not purport to be complete and are qualified in their entirety by reference to the full text of such agreements.

Holdings Notes Indenture

On the Closing Date, the Initial Holdings Issuer issued $150 million aggregate principal amount of the Holdings Notes pursuant to the Indenture, dated as of the Closing Date (as amended and supplemented, the “Holdings Notes Indenture”), between the Initial Holdings Issuer and Wells Fargo Bank, National Association as Trustee (the “Trustee”). Holdings assumed all of the Initial Holdings Issuer’s obligations under the Holdings Notes Indenture as a result of the Holdings Merger. Following the completion of the Holdings Merger on the Closing Date, Holdings entered into a Supplemental Indenture, dated as of the Closing Date (the “Holdings Notes First Supplemental Indenture”), with the Trustee, pursuant to which Holdings became a party to the Indenture.

Interest on the Holdings Notes is payable in cash. Interest on the Holdings Notes is payable on April 1 and October 1 of each year, commencing on October 1, 2011.

Ranking

The Holdings Notes are Holdings’ general unsecured senior obligations and rank senior to all its future debt that is expressly subordinated in right of payment to the Holdings Notes. The Holdings Notes rank equally with all of Holdings’ existing and future liabilities that are not so subordinated, are structurally subordinated to all of the liabilities of Holdings’ subsidiaries, to the extent of the assets of those subsidiaries, and are effectively junior to the Secured WMG Notes, the Existing Secured Notes and indebtedness under the Revolving Credit Facility to the extent of the value of Holdings’ assets subject to liens securing such indebtedness.

Guarantee

The Holdings Notes are not guaranteed by any of its subsidiaries.

Optional Redemption

Holdings may redeem the Holdings Notes, in whole or in part, at any time prior to October 1, 2015, at a price equal to 100% of the principal amount thereof, plus the applicable make-whole premium.

On or after October 1, 2015, Holdings may redeem all or a part of the Holdings Notes, at its option, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and special interest, if any, on the Holdings Notes to be redeemed to the applicable redemption date, if redeemed during the twelve-month period beginning on October 1 of the years indicated below:

Year	Percentage
2015	106.875
2016	103.438%
2017 and thereafter	100.000%

In addition, at any time (which may be more than once) before October 1, 2015, Holdings may redeem up to 35% of the aggregate principal amount of the Holdings Notes with the proceeds of certain equity offerings at a redemption price of 113.75%, plus accrued and unpaid interest and special interest, if any, to the applicable redemption date.

Covenants

The Holdings Notes Indenture contains covenants that, among other things, limit Holdings’ ability and the ability of most of its subsidiaries to: incur additional debt or issue certain preferred shares; create liens on certain debt; pay dividends on or make distributions in respect of its capital stock or make investments or other restricted payments; create restrictions on the ability of its restricted subsidiaries to pay dividends to Holdings or make certain other intercompany transfers; sell certain assets; consolidate, merge, sell or otherwise dispose of all or substantially all of its assets; and enter into certain transactions with affiliates. Upon the occurrence of certain events constituting a change of control, Holdings is required to make an offer to repurchase all of the Holdings Notes (unless otherwise redeemed) at a purchase price equal to 101% of their principal amount, plus accrued and unpaid interest, if any to the repurchase date.

Events of Default

Events of default under the Indenture are limited to: the nonpayment of principal or interest when due, failure to comply with the merger covenant therein, failure to comply with obligation to make a change of control offer (other than a failure to purchase the Secured WMG Notes), failure to comply with its other agreements contained in the Secured WMG Notes or the Secured WMG Notes Indenture, the failure of any subsidiary guarantor with its obligations under its guarantee, failure to pay any indebtedness for borrowed money after final maturity or cross acceleration of material debt, bankruptcy event of default, judgment default or a failure of any guarantee of a significant subsidiary to be in full force and effect.

Copies of the Holdings Notes Indenture and the Holdings Notes First Supplemental Indenture are attached as Exhibits 4.3 and 4.6 hereto and incorporated herein by reference. The foregoing descriptions of the Holdings Notes Indenture and the Holdings Notes First Supplemental Indenture do not purport to be complete and are qualified in their entirety by reference to the full text of such agreements.

Guarantee of Holdings Notes

On July 25, 2011, the Company issued a guarantee with respect to the Holdings Notes whereby it fully and unconditionally guaranteed (the “Holdings Notes Guarantee”), on a senior unsecured basis, the payments of Holdings on the Holdings Notes.

A copy of the Holdings Notes Guarantee is attached as Exhibit 4.25 hereto and incorporated herein by reference. The foregoing description of Holdings Notes Guarantee does not purport to be complete and is qualified in its entirety by reference to the full text of the Holdings Notes Guarantee.

Secured WMG Notes Registration Rights Agreement

Immediately following the consummation of the Merger on the Closing Date, Warner Music Group and the Guarantors entered into a joinder agreement, dated as of the Closing Date (the “Secured WMG Notes Registration Rights Joinder”), by and among Warner Music Group, the Guarantors and Credit Suisse Securities (USA) LLC and UBS Securities LLC, as representatives of the initial purchasers of the Secured WMG Notes (the “Initial Purchasers”), with respect to the Registration Rights Agreement, dated as of the Closing Date (the “Secured WMG Notes Registration Rights Agreement”), by and among the Initial OpCo Issuer and the Initial Purchasers. Under the Secured WMG Notes Registration Rights Agreement, Warner Music Group is obligated, under certain circumstances, to file and use commercially reasonable efforts to cause to become effective a registration statement with respect to an offer to exchange (the “Secured WMG Notes Exchange Offer”) the Secured WMG Notes for notes publicly registered with the Securities and Exchange Commission (the “SEC”) with substantially identical terms as the Secured WMG Notes. The Secured WMG Notes Registration Rights Agreement provides that upon the occurrence of certain events, Warner Music Group will file with the SEC, and use its commercially reasonable efforts to cause to become effective, a shelf registration statement relating to resales of the Secured WMG Notes and to keep effective such shelf registration statement for a specific period of time. Pursuant to the Secured WMG Notes Registration Rights Agreement, Warner Music Group is obligated to pay additional interest on the Secured WMG Notes in specified circumstances, including if the registration statement with respect to the Secured WMG Notes Exchange Offer has not become effective or been declared effective within 450 days following the Closing Date. The annual interest on the Secured WMG Notes as a result of Warner Music Group’s failure to satisfy certain of its registration obligations under the Secured WMG Notes Registration Rights Agreement will increase by 0.25% per annum during the first 90-day period following the occurrence of such default and by an additional 0.25% per annum for each subsequent 90-day period during which the related registration default continues, up to a maximum additional interest rate of 1.00% per annum.

However, notwithstanding the foregoing paragraph, the registration rights agreement provides that Warner Music Group will not be required to consummate the exchange offer with respect to any Secured WMG Notes that are freely tradable under Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”) before the required date for the consummation of such exchange offer if on or before such date, (i) the Secured WMG Notes would be freely tradable pursuant to Rule 144 under the Securities Act by holders that are not affiliates of Warner Music Group, (ii) the restrictive legend on the Secured WMG Notes has been removed and (iii) the Secured WMG Notes would no longer bear a restricted CUSIP number.

Copies of the Secured WMG Notes Registration Rights Agreement and the Secured WMG Notes Registration Rights Joinder are attached as Exhibits 4.8 and 4.11 hereto and incorporated herein by reference. The foregoing description of the Secured WMG Notes Registration Rights Agreement and the Secured WMG Notes Registration Rights Joinder does not purport to be complete and is qualified in its entirety by reference to the full text of such agreements.

Unsecured WMG Notes Registration Rights Agreement

Immediately following the consummation of the OpCo Merger on the Closing Date, Warner Music Group and the Guarantors entered into a joinder agreement, dated as of the Closing Date (the “Unsecured WMG Notes Registration Rights Joinder”), by and among Warner Music Group, the Guarantors and the Initial Purchasers, with respect to the Registration Rights Agreement, dated as of the Closing Date (the “Unsecured WMG Notes Registration Rights Agreement”), by and among the Initial OpCo Issuer and the Initial Purchasers. Under the Unsecured WMG Notes Registration Rights Agreement, Warner Music Group is obligated, under certain circumstances, to file and use commercially reasonable efforts to cause to become effective a registration statement with respect to an offer to exchange (the “Unsecured WMG Notes Exchange Offer”) the Unsecured WMG Notes for notes publicly registered with the SEC with substantially identical terms as the Unsecured WMG Notes. The Unsecured WMG Notes Registration Rights Agreement provides that upon the occurrence of certain events, Warner Music Group will file with the SEC, and use its commercially reasonable efforts to cause to become effective, a shelf registration statement relating to resales of the Unsecured WMG Notes and to keep effective such shelf registration statement for a specific period of time. Pursuant to the Unsecured WMG Notes Registration Rights Agreement, Warner Music Group is obligated to pay additional interest on the Unsecured WMG Notes in specified circumstances, including if the registration statement with respect to the Unsecured WMG Notes Exchange Offer has not become effective or been declared effective within 365 days following the Closing Date. The annual interest on the Unsecured WMG Notes as a result of Warner Music Group’s failure to satisfy certain of its registration obligations under the Unsecured WMG Notes Registration Rights Agreement will increase by 0.25% per annum during the first 90-day period following the occurrence of such default and by an additional 0.25% per annum for each subsequent 90-day period during which the related registration default continues, up to a maximum additional interest rate of 0.50% per annum.

Copies of the Unsecured WMG Notes Registration Rights Agreement and the Unsecured WMG Notes Registration Rights Joinder are attached as Exhibits 4.9 and 4.12 hereto and incorporated herein by reference. The foregoing description of the Unsecured WMG Notes Registration Rights Agreement and the Unsecured WMG Notes Registration Rights Joinder does not purport to be complete and is qualified in its entirety by reference to the full text of such agreements.

Holdings Notes Registration Rights Agreement

Immediately following the consummation of the Holdings Merger on the Closing Date, Holdings entered into a joinder agreement, dated as of the Closing Date (the “Holdings Notes Registration Rights Joinder”), by and among Holdings and the Initial Purchasers, with respect to the Registration Rights Agreement, dated as of the Closing Date (the “Holdings Notes Registration Rights Agreement”), by and among the Initial Holdings Issuer and the Initial Purchasers. Under the Holdings Notes Registration Rights Agreement, Holdings is obligated, under certain circumstances, to file and use commercially reasonable efforts to cause to become effective a registration statement with respect to an offer to exchange (the “Holdings Notes Exchange Offer”) the Holdings Notes for notes publicly registered with the SEC with substantially identical terms as the Holdings Notes. The Holdings Notes Registration Rights Agreement provides that upon the occurrence of certain events, Holdings will file with the SEC, and use its commercially reasonable efforts to cause to become effective, a shelf registration statement relating to resales of the Holdings Notes and to keep effective such shelf registration statement for a specific period of time. Pursuant to the Holdings Notes Registration Rights Agreement, Holdings is obligated to pay additional interest on the Holdings Notes in specified circumstances, including if the registration statement with respect to the Holdings Notes Exchange Offer has not become effective or been declared effective within 365 days following the Closing Date. The annual interest on the Holdings Notes as a result of Holdings’ failure to satisfy certain of its registration obligations under the WMG Notes Registration Rights Agreement will increase by 0.25% per annum during the first 90-day period following the occurrence of such default and by an additional 0.25% per annum for each subsequent 90-day period during which the related registration default continues, up to a maximum additional interest rate of 0.50% per annum.

Copies of the Holdings Notes Registration Rights Agreement and the Holdings Notes Registration Rights Joinder are attached as Exhibits 4.10 and 4.13 hereto and incorporated herein by reference. The foregoing description of the WMG Notes Registration Rights Agreement and the WMG Notes Registration Rights Joinder does not purport to be complete and is qualified in its entirety by reference to the full text of such agreements.

Management Agreement

Upon completion of the Merger, the Company and Holdings entered into a management agreement with Access, dated as of the Closing Date (the “Management Agreement”), pursuant to which Access will provide the Company and its subsidiaries, with financial, investment banking, management, advisory and other services. Pursuant to the Management Agreement, the Company, or one or more of its subsidiaries, will pay Access a specified annual fee, plus expenses, and a specified transaction fee for certain types of transactions completed by Holdings or one or more of its subsidiaries, plus expenses. Pursuant to the Management Agreement, Access received a transaction fee and reimbursement of expenses for financial, investment banking, management advisory and other services for the Company performed by Access prior to the closing of the Merger. The Company and Holdings agreed to indemnify Access and certain of its affiliates against all liabilities arising out of performance of the Management Agreement.

A copy of the Management Agreement is attached as Exhibit 10.3 hereto and incorporated herein by reference. The foregoing description of the Management Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Management Agreement.

Security Agreement Supplement

On the Closing Date, certain subsidiaries of Warner Music Group that had not previously been parties to the Security Agreement, dated May 28, 2009, among Warner Music Group, Holdings, the subsidiary guarantors and Wells Fargo Bank, National Association, as collateral agent and notes authorized representative (the “Security Agreement”), entered into a Security Agreement Supplement (the “Security Agreement Supplement”), whereby such subsidiaries granted a security interest in substantially all of their assets to secure all obligations of Warner Music Group and the guarantors under the secured obligations referred to in the Security Agreement, including the Credit Agreement, the Secured WMG Notes and the Existing Secured Notes.

A copy of the Security Agreement Supplement is attached as Exhibit 4.24 hereto and incorporated herein by reference. The foregoing description of the Security Agreement Supplement does not purport to be complete and is qualified in its entirety by reference to the full text of such agreement.

IP Security Agreements

In connection with the Security Agreement Supplement, certain subsidiaries of Warner Music Group entered into Copyright Security Agreements and a Trademark Security Agreement in favor of Wells Fargo Bank, National Association, as collateral agent, in each case for recording the security interest granted under the Security Agreement to the collateral agent in certain Intellectual Property Collateral (as defined in the Security Agreement) with the U.S. Patent and Trademark Office or the U.S. Copyright Office, as applicable.

Copies of the Copyright Security Agreements and the Trademark Security Agreement are attached as Exhibits 4.14 through 4.21 hereto and incorporated herein by reference. The foregoing description of the Copyright Security Agreements and the Trademark Security Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such agreements.

Item 1.02 Termination of a Material Definitive Agreement.

On July 20, 2011 (the “Early Acceptance Date”), each of Holdings and Warner Music Group accepted for purchase in connection with their previously announced tender offers and related consent solicitations in respect of the Existing Notes, such Existing Notes as had been tendered at or prior to 5:00 p.m., New York City time, on July 11, 2011 (the “Early Consent Time”). Each of Holdings and Warner Music Group then issued a notice of redemption relating to all Existing Notes not accepted for payment on the Early Acceptance Date. Following payment for the Existing Notes tendered at or prior to the Early Consent Time, each of Holdings and Warner Music Group deposited with Wells Fargo Bank, National Association, as trustee (the “Trustee”) under (i) the Indenture, dated as of April 8, 2004, as amended, among Warner Music Group, the subsidiary guarantors party thereto and the Trustee (the “Warner Music Group Existing Indenture”), relating to the Existing Warner Music Group Notes and (ii) the Indenture, dated as of December 23, 2004, among Holdings, the Company, as guarantor, and the Trustee (the “Holdings Existing Indenture”), relating to the Existing Holdings Notes (such indenture, together with the Warner Music Group Existing Indenture, the “Existing Indentures”), funds sufficient to satisfy all obligations remaining under the Existing Indentures with respect to the Existing Notes not accepted for payment on the Early Acceptance Date. The Trustee then entered into a Satisfaction and Discharge of Indenture, each dated as of July 21, 2011, with respect to each Existing Indenture.

A copy of the Satisfaction and Discharge of Indenture relating to the Warner Music Group Existing Indenture is filed as Exhibit 4.22 to this Report, and a copy of the Satisfaction and Discharge of Indenture relating to the Holdings Existing Indenture is filed as Exhibit 4.23 to this Report.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information contained in Item 1.01 concerning the Company’s, Warner Music Group’s and Holdings’ direct financial obligations under the Notes and the Revolving Credit Facility is hereby incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Following the consummation of the Merger, each of the following was elected to the Company’s board of directors:

•

Stephen Cooper, 64, Chairman, is a member of the Board of Directors for LyondellBasell, one of the world’s largest olefins, polyolefins, chemicals and refining companies. Mr. Cooper is an advisor at Zolfo Cooper, a leading financial advisory and interim management firm, of which he was a co-founder and former Chairman. He has more than 30 years of experience as a financial advisor, and has served as Vice Chairman and member of the office of Chief Executive Officer of Metro-Goldwyn-Mayer, Inc.; Chief Executive Officer of Hawaiian Telcom; Executive Chairman of Blue Bird Corporation; Chairman of the Board of Collins & Aikman Corporation; Chief Executive Officer of Krispy Kreme Doughnuts; and Chief Executive Officer and Chief Restructuring Officer of Enron Corporation. Mr. Cooper also served on the supervisory board as Vice Chairman and served as the Chairman of the Restructuring Committee of LyondellBasell Industries AF S.C.A. Mr. Cooper received a B.A. from Occidental College and an M.B.A. from the University of Pennsylvania Wharton School of Business.

•

Len Blavatnik, 54, whom Access currently expects to appoint as Vice Chairman of the Board of the Company, is the founder and Chairman of Access, a privately-held, U.S. industrial group with strategic investments in the U.S., Europe and South America. Mr. Blavatnik is a director of numerous companies in the Access portfolio, including TNK-BP and UC RUSAL. He previously served as a member of the board of directors of Warner Music Group from March 2004 to January 2008. Mr. Blavatnik provides financial support to and remains engaged in many educational pursuits, recently committing £75 million to establish the Blavatnik School of Government at the University of Oxford. He is a member of academic boards at Cambridge University and Tel Aviv University, and is a member of Harvard University’s Committee on University Resources. Mr. Blavatnik and the Blavatnik Family Foundation have also been generous supporters of leading cultural and charitable institutions throughout the world. Mr. Blavatnik is a member of the board of directors of the 92nd Street Y in New York, The White Nights Foundation of America and The Center for Jewish History in New York. He is also a member of the Board of Governors of The New York Academy of Sciences and a Trustee of the State Hermitage Museum in St. Petersburg, Russia. Mr. Blavatnik emigrated to the U.S. in 1978 and became a U.S. citizen in 1984. He received his Master’s degree from Columbia University in 1981 and his MBA from Harvard Business School in 1989. Mr. Blavatnik is the brother of Alex Blavatnik.

•

Lincoln Benet, 48, is the Chief Executive Officer of Access. Prior to joining Access in 2006, Mr. Benet spent 17 years at Morgan Stanley, most recently as a Managing Director. His experience spanned corporate finance, mergers and acquisitions, fixed income and capital markets. Mr. Benet is a member of the boards of Acision and Boomerang Tube. Mr. Benet graduated summa cum laude with a B.A. in Economics from Yale University and received his M.B.A. from Harvard Business School.

•

Alex Blavatnik, 46, is an Executive Vice President and Vice Chairman of Access. A 1993 graduate of Columbia Business School, Mr. Blavatnik joined Access in 1996 to manage the company’s growing activities in Russia. Currently, he oversees Access’ operations out of its New York-based headquarters and serves as a director of various companies in the Access Industries global portfolio. In addition, Mr. Blavatnik is engaged in numerous philanthropic pursuits and sits on the boards of several educational and charitable institutions. Mr. Blavatnik is the brother of Len Blavatnik.

•

Jörg Mohaupt, 44, has been associated with Access Industries since May 2007, and is involved with Access’ activities in the media and communications sector. Mr. Mohaupt was a managing director of Providence Equity Partners and a member of the London-based team responsible for Providence’s European investment activities. Before joining Providence, in 2004, he co-founded and managed Continuum Group Limited, a communications services venture business. Prior to this, Mr. Mohaupt was an executive director at Morgan Stanley & Co. and Lehman Brothers in their respective media and telecommunications groups. Mr. Mohaupt serves on the boards of Perform Group Plc, AINMT, Rebate Networks, Mendeley Research Networks, Icon Entertainment International, RGE Group and Acision. Mr. Mohaupt graduated with a degree in history from Rijksuniversiteit Leiden (Netherlands) and a degree in Communications Science from Universiteit van Amsterdam.

•

Donald Wagner, 48, is a Managing Director of Access, having been with Access since 2010. He is responsible for sourcing and executing new investment opportunities in North America. From 2000 to 2009, Mr. Wagner was a Senior Managing Director of Ripplewood Holdings L.L.C., responsible for investments in several areas and heading the industry group focused on investments in basic industries. Previously, Mr. Wagner was a Managing Director of Lazard Freres & Co. LLC and had a 15 year career at that firm and its affiliates in New York and London. He is a board member of Boomerang Tube and was on the board of NYSE-listed RSC Holdings from November 2006 until August 2009. Mr. Wagner graduated summa cum laude with an A.B. in physics from Harvard College.

•

Lyor Cohen, 51, has served as the Chairman and CEO, Recorded Music since July 20, 2011. Previously, Mr. Cohen was Vice Chairman, Warner Music Group Corp. and Chairman and CEO, Recorded Music—Americas and the U.K. from September 2008 until July 20, 2011, Chairman and CEO, Recorded Music North America from March 2008 until September 2008 and Chairman and CEO of U.S. Recorded Music since joining the company in March 1, 2004 until March 2008. From 2002 until 2004, Mr. Cohen was the Chairman and CEO of Universal Music Group’s Island Def Jam Music Group. Mr. Cohen served as President of Def Jam from 1988 to 2002. Previously, Mr. Cohen served in various capacities at Rush Management, a hip-hop management company, which he co-founded with Russell Simmons. Mr. Cohen is widely credited with expanding Island Def Jam beyond its hip-hop roots to include a wider range of musical genres.

•

Cameron Strang, 44, has served as CEO, Warner/Chappell Music since January 4, 2011. Mr. Strang assumed the additional role of Warner/Chappell’s Chairman on July 1, 2011. Previously, Mr. Strang was the founder of New West Records and of Southside Independent Music Publishing, which was acquired by Warner/Chappell in 2010. Prior to being acquired by Warner/Chappell, Southside was a leading independent music publishing company with a reputation for discovering and developing numerous talented writers, producers and artists across a wide range of genres. Southside was founded with the signing of J.R. Rotem and, in just six years, built a roster that included Elektra Records’ recording artist Bruno Mars; producer Brody Brown; Nashville-based writers, Ashley Gorley and Blair Daly; Christian music star, Matthew West; and Kings of Leon. Mr. Strang also co-founded DMZ Records, a joint venture record label. Mr. Strang holds a J.D. from British Columbia Law School.

In addition, the following people have been appointed to the Board of Directors of Holdings and Warner Music Group:

•	Stephen Cooper

•	Donald Wagner

•	Edgar Bronfman, Jr.

As a result of their respective positions with Access, Messrs. L. Blavatnik, Benet, A. Blavatnik, Mohaupt and Wagner may be deemed to have an indirect material interest in the Management Agreement entered into by the Company, Holdings and Access and as described in Item 1.01. Accordingly, the information set forth in Item 1.01 under the subheading “Management Agreement” is incorporated by reference into this Item 5.02.

Item 5.03 Amendments to Articles of Incorporation or By-laws.

The Amended and Restated Bylaws of the Company were amended and restated as contemplated by the Merger Agreement (the “Second Amended and Restated Bylaws”) on the Closing Date. Following completion of the Merger on the Closing Date, the Second Amended and Restated Bylaws were further amended and restated (the “Third Amended and Restated Bylaws”) with effect from the Closing Date.

A copy of the Third Amended and Restated Bylaws is filed as Exhibit 3.1 to this Report.

Item 8.01 Other Events.

On July 26, 2011, the Company issued a press release announcing the final results of its previously announced tender offers and related consent solicitations in respect of the Existing Notes.

A copy of the press release is furnished herewith as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

3.1	Third Amended and Restated By-Laws of Warner Music Group Corp. as adopted on July 20, 2011.

4.1	Indenture, dated as of July 20, 2011, among WM Finance Corp. and Wells Fargo Bank, National Association, as Trustee, relating to the 9.5% Senior Secured Notes due 2016.

4.2	Indenture, dated as of July 20, 2011, among WM Finance Corp. and Wells Fargo Bank, National Association, as Trustee, relating to the 11.5% Senior Notes due 2018.

4.3	Indenture, dated as of July 20, 2011, among WM Holdings Finance Corp. and Wells Fargo Bank, National Association, as Trustee, relating to the 13.75% Senior Notes due 2019.

4.4	Supplemental Indenture, dated as of July 20, 2011, among WMG Acquisition Corp. and the entities named in the signature pages thereto and Wells Fargo Bank, National Association, as Trustee, relating to the 9.50% Senior Secured Notes due 2016.

4.5	Supplemental Indenture, dated as of July 20, 2011, among WMG Acquisition Corp. and the entities named in the signature pages thereto and Wells Fargo Bank, National Association, as Trustee, relating to the 11.50% Senior Notes due 2018.

4.6	Supplemental Indenture, dated as of July 20, 2011, among WMG Holdings Corp. and Wells Fargo Bank, National Association, as Trustee, relating to the 13.75% Senior Notes due 2019.

4.7	Second Supplemental Indenture, dated as of July 20, 2011, among the subsidiary guarantors listed on the signature pages thereto, subsidiaries of WMG Acquisition Corp., WMG Acquisition Corp. and Well Fargo Bank, National Association, as Trustee.

4.8	Registration Rights Agreement, dated July 20, 2011, among WM Finance Corp. and Credit Suisse Securities (USA) LLC and UBS Securities LLC, as representatives of the initial purchasers, relating to the 9.50% Senior Secured Notes due 2016.

4.9	Registration Rights Agreement, dated July 20, 2011, among WM Finance Corp. and Credit Suisse Securities (USA) LLC and UBS Securities LLC, as representatives of the initial purchasers, relating to the 11.50% Senior Notes due 2018.

4.10	Registration Rights Agreement, dated July 20, 2011, among WM Holdings Finance Corp. and Credit Suisse Securities (USA) LLC and UBS Securities LLC, as representatives of the initial purchasers, relating to the 13.75% Senior Notes due 2019.

4.11	Joinder Agreement to the Registration Rights Agreement, dated July 20, 2011, among WMG Acquisition Corp., the subsidiary guarantors listed on the signature pages thereto and Credit Suisse Securities (USA) LLC and UBS Securities LLC, as representatives of the initial purchasers, relating to the 9.50% Senior Secured Notes due 2016.

4.12	Joinder Agreement to the Registration Rights Agreement, dated July 20, 2011, among WMG Acquisition Corp., the subsidiary guarantors listed on the signature pages thereto and Credit Suisse Securities (USA) LLC and UBS Securities LLC, as representatives of the initial purchasers, relating to the 11.50% Senior Notes due 2018.

4.13	Joinder Agreement to the Registration Rights Agreement, dated July 20, 2011, among WMG Holdings Corp. and Credit Suisse Securities (USA) LLC and UBS Securities LLC, as representatives of the initial purchasers, relating to the 13.75% Senior Notes due 2019.

4.14	Copyright Security Agreement, dated July 20, 2011, made by 615 Music Library, LLC in favor of Wells Fargo Bank, National Association, as collateral agent for the Secured Parties.

4.15	Copyright Security Agreement, dated July 20, 2011, made by The All Blacks, Inc. in favor of Wells Fargo Bank, National Association, as collateral agent for the Secured Parties.

4.16	Copyright Security Agreement, dated July 20, 2011, made by Ferret Music LLC in favor of Wells Fargo Bank, National Association, as collateral agent for the Secured Parties.

4.17	Copyright Security Agreement, dated July 20, 2011, made by Ferret Music Holdings LLC in favor of Wells Fargo Bank, National Association, as collateral agent for the Secured Parties.

4.18	Copyright Security Agreement, dated July 20, 2011, made by J. Ruby Productions, Inc. in favor of Wells Fargo Bank, National Association, as collateral agent for the Secured Parties.

4.19	Copyright Security Agreement, dated July 20, 2011, made by Six-Fifteen Music Productions, Inc. in favor of Wells Fargo Bank, National Association, as collateral agent for the Secured Parties.

4.20	Copyright Security Agreement, dated July 20, 2011, made by Summy-Birchard, Inc. in favor of Wells Fargo Bank, National Association, as collateral agent for the Secured Parties.

4.21	Trademark Security Agreement, dated July 20, 2011, made by Warner Music Nashville LLC in favor of Wells Fargo Bank, National Association, as collateral agent for the Secured Parties.

4.22	Satisfaction and Discharge of Indenture, dated as of July 21, 2011, relating to the Indenture, dated as of April 8, 2004, as amended, among WMG Acquisition Corp., the subsidiary guarantors party thereto and Wells Fargo Bank, National Association, as Trustee.

4.23	Satisfaction and Discharge of Indenture, dated as of July 21, 2011, relating to the Indenture, dated as of December 23, 2004, among WMG Holdings Corp., Warner Music Group Corp. as guarantor and Wells Fargo Bank, National Association, as Trustee.

4.24	Security Agreement Supplement, dated June 20, 2011, to the Security Agreement, dated as of May 28, 2009, among WMG Acquisition Corp., WMG Holdings Corp., the subsidiary guarantors and Wells Fargo Bank, National Association, as collateral agent and notes authorized representative.

4.25	Guarantee, dated July 25, 2011, issued by Warner Music Group Corp., relating to the 13.75% Senior Notes due 2019.

10.1	Credit Agreement, dated as of July 20, 2011, among WMG Acquisition Corp., each lender from time to time party thereto and Credit Suisse AG, as administrative agent.

10.2	Subsidiary Guaranty, dated as of July 20, 2011 made by the Persons listed on the signature pages thereof under the caption “Subsidiary Guarantors” and the Additional Guarantors in favor of the Secured Parties.

10.3	Management Agreement, made as of July 20, 2011, by and among Warner Music Group Corp., WMG Holdings Corp., and Access Industries, Inc.

99.1	Press Release Announcing Expiration of Cash Tender Offers, dated July 26, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the co-registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

WARNER MUSIC GROUP CORP.

BY:	/s/ PAUL ROBINSON
Paul Robinson
EVP and General Counsel

Date: July 26, 2011

EXHIBIT INDEX

Exhibit Number	Description

3.1	Third Amended and Restated By-Laws of Warner Music Group Corp. as adopted on July 20, 2011.

4.1	Indenture, dated as of July 20, 2011, among WM Finance Corp. and Wells Fargo Bank, National Association, as Trustee, relating to the 9.5% Senior Secured Notes due 2016.

4.2	Indenture, dated as of July 20, 2011, among WM Finance Corp. and Wells Fargo Bank, National Association, as Trustee, relating to the 11.5% Senior Notes due 2018.

4.3	Indenture, dated as of July 20, 2011, among WM Holdings Finance Corp. and Wells Fargo Bank, National Association, as Trustee, relating to the 13.75% Senior Notes due 2019.

4.4	Supplemental Indenture, dated as of July 20, 2011, among WMG Acquisition Corp. and the entities named in the signature pages thereto and Wells Fargo Bank, National Association, as Trustee, relating to the 9.50% Senior Secured Notes due 2016.

4.5	Supplemental Indenture, dated as of July 20, 2011, among WMG Acquisition Corp. and the entities named in the signature pages thereto and Wells Fargo Bank, National Association, as Trustee, relating to the 11.50% Senior Notes due 2018..

4.6	Supplemental Indenture, dated as of July 20, 2011, among WMG Holdings Corp. and Wells Fargo Bank, National Association, as Trustee, relating to the 13.75% Senior Notes due 2019.

4.7	Second Supplemental Indenture, dated as of July 20, 2011, among the subsidiary guarantors listed on the signature pages thereto, subsidiaries of WMG Acquisition Corp., WMG Acquisition Corp. and Well Fargo Bank, National Association, as Trustee.

4.8	Registration Rights Agreement, dated July 20, 2011, among WM Finance Corp. and Credit Suisse Securities (USA) LLC and UBS Securities LLC, as representatives of the initial purchasers, relating to the 9.50% Senior Secured Notes due 2016.

4.9	Registration Rights Agreement, dated July 20, 2011, among WM Finance Corp. and Credit Suisse Securities (USA) LLC and UBS Securities LLC, as representatives of the initial purchasers, relating to the 11.50% Senior Notes due 2018.

4.10	Registration Rights Agreement, dated July 20, 2011, among WM Holdings Finance Corp. and Credit Suisse Securities (USA) LLC and UBS Securities LLC, as representatives of the initial purchasers, relating to the 13.75% Senior Notes due 2019.

4.11	Joinder Agreement to the Registration Rights Agreement, dated July 20, 2011, among WMG Acquisition Corp., the subsidiary guarantors listed on the signature pages thereto and Credit Suisse Securities (USA) LLC and UBS Securities LLC, as representatives of the initial purchasers, relating to the 9.50% Senior Secured Notes due 2016.

4.12	Joinder Agreement to the Registration Rights Agreement, dated July 20, 2011, among WMG Acquisition Corp., the subsidiary guarantors listed on the signature pages thereto and Credit Suisse Securities (USA) LLC and UBS Securities LLC, as representatives of the initial purchasers, relating to the 11.50% Senior Notes due 2018.

4.13	Joinder Agreement to the Registration Rights Agreement, dated July 20, 2011, among WMG Holdings Corp. and Credit Suisse Securities (USA) LLC and UBS Securities LLC, as representatives of the initial purchasers, relating to the 13.75% Senior Notes due 2019.

4.14	Copyright Security Agreement, dated July 20, 2011, made by 615 Music Library, LLC in favor of Wells Fargo Bank, National Association, as collateral agent for the Secured Parties.

4.15	Copyright Security Agreement, dated July 20, 2011, made by The All Blacks, Inc. in favor of Wells Fargo Bank, National Association, as collateral agent for the Secured Parties.

4.16	Copyright Security Agreement, dated July 20, 2011, made by Ferret Music LLC in favor of Wells Fargo Bank, National Association, as collateral agent for the Secured Parties.

4.17	Copyright Security Agreement, dated July 20, 2011, made by Ferret Music Holdings LLC in favor of Wells Fargo Bank, National Association, as collateral agent for the Secured Parties.

4.18	Copyright Security Agreement, dated July 20, 2011, made by J. Ruby Productions, Inc. in favor of Wells Fargo Bank, National Association, as collateral agent for the Secured Parties.

4.19	Copyright Security Agreement, dated July 20, 2011, made by Six-Fifteen Music Productions, Inc. in favor of Wells Fargo Bank, National Association, as collateral agent for the Secured Parties.

4.20	Copyright Security Agreement, dated July 20, 2011, made by Summy-Birchard, Inc. in favor of Wells Fargo Bank, National Association, as collateral agent for the Secured Parties.

4.21	Trademark Security Agreement, dated July 20, 2011, made by Warner Music Nashville LLC in favor of Wells Fargo Bank, National Association, as collateral agent for the Secured Parties.

4.22	Satisfaction and Discharge of Indenture, dated as of July 21, 2011, relating to the Indenture, dated as of April 8, 2004, as amended, among WMG Acquisition Corp., the subsidiary guarantors party thereto and Wells Fargo Bank, National Association, as Trustee.

4.23	Satisfaction and Discharge of Indenture, dated as of July 21, 2011, relating to the Indenture, dated as of December 23, 2004, among WMG Holdings Corp., Warner Music Group Corp. as guarantor and Wells Fargo Bank, National Association, as Trustee.

4.24	Security Agreement Supplement, dated June 20, 2011, to the Security Agreement, dated as of May 28, 2009, among WMG Acquisition Corp., WMG Holdings Corp., the subsidiary guarantors and Wells Fargo Bank, National Association, as collateral agent and notes authorized representative.

4.25	Guarantee, dated July 25, 2011, issued by Warner Music Group Corp., relating to the 13.75% Senior Notes due 2019.

10.1	Credit Agreement, dated as of July 20, 2011, among WMG Acquisition Corp., each lender from time to time party thereto and Credit Suisse AG, as administrative agent.

10.2	Subsidiary Guaranty, dated as of July 20, 2011 made by the Persons listed on the signature pages thereof under the caption “Subsidiary Guarantors” and the Additional Guarantors in favor of the Secured Parties.

10.3	Management Agreement, made as of July 20, 2011, by and among Warner Music Group Corp., WMG Holdings Corp., and Access Industries, Inc.

99.1	Press Release Announcing Expiration of Cash Tender Offers, dated July 26, 2011.